                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                  April 8, 2003
                                  -------------
                                (Date of Report)


                               Claimsnet.com inc.
                               ------------------
             (Exact name of registrant as specified in its charter)


         Delaware                     001-14665                   75-2649230
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)

          12801 N. Central Expressway, Suite 1515, Dallas, Texas 75243
          ------------------------------------------------------------
                    (Address of principal executive offices)


                                 (972) 458-1701
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
                                       ---
                (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.

On April 7, 2003, Elmira United Corporation, a 5% shareholder of the Registrant, exercised a previously issued warrant to purchase 1,000,000 shares of the Registrant's common stock and tendered payment in the amount of $200,000. Registrant used $134,000 of the proceeds to make payments pursuant to creditor agreements, as further described herein.

Registrant has entered into contingent settlement agreements with various creditors. The agreements generally are contingent upon the Registrant making payment within ten days of the date of agreement. If the agreed payment is made by the Registrant, the creditor will release the Registrant from all other liabilities. The aggregate amount of the contingent agreements entered into require payments totaling $217,000 to settle certain accounts payable, accrued severance and accrued acquisition cost liabilities totaling $1,134,000. Payments totaling $134,000 pursuant to the agreements were made on April 7, 2003. The remaining payments totaling $83,000 are expected to be made within the next ten days, contingent upon the Registrant's availability of sufficient funds.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED:  APRIL 8, 2003

                                          CLAIMSNET.COM INC.



                                          BY: /s/ Paul W. Miller
                                              ----------------------------------
                                              NAME:  Paul W. Miller
                                              TITLE: Chief Operating Officer and
                                                     Chief Financial Officer